UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 24, 2003


                             RIDGEWOOD HOTELS, INC.
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             (Exact name of Registrant as specified in its charter)

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       Delaware                  0-14019                  58-1656330
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    (State or Other
    Jurisdiction of        (Commission File        (IRS Employer
    Incorporation)             Number)          Identification No.)

              100 Rue Charlemagne
               Braselton, Georgia                              30517
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    (Address of Principal Executive Offices)                (zip code)


Registrant's telephone number, including area code:           (678) 425-6921
                                                         ---------------------


                                1106 Highway 124
                             Hoschton, Georgia 30548
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          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.         Other Events and Required FD Disclosure.

      Ridgewood Hotels, Inc., a Delaware corporation ("Ridgewood"), and the other parties to the action currently pending in the Court of Chancery of the State of Delaware styled William N. Strassburger v. Michael M. Earley, Luther A. Henderson, John C. Stiska, N. Russell Walden, and Triton Group, Ltd., defendants, and Ridgewood Properties, Inc. (now known as Ridgewood Hotels, Inc.), nominal defendant, C.A. No. 14267 (the "Action") have entered into a Stipulation of Settlement pursuant to which the parties have agreed to settle the Action. On March 24, 2003, the Stipulation of Settlement was submitted to the Court of Chancery (the "Court") for approval together with a request that the Court set a hearing date to determine whether the settlement set forth therein should be approved.

      The principal terms of the Stipulation of Settlement provide that, if the Stipulation is approved by the Court and such approval becomes Final (as defined in the Stipulation of Settlement):

           (i) Certain of the defendants will pay to Ridgewood the aggregate amount of $1,770,000. Ridgewood has agreed to use $1,645,000 of such funds to make an offer to acquire the shares of Ridgewood's common stock held by its Minority Stockholders (as such term is defined in the Stipulation of Settlement). The defendants in the Action and Ridgewood's majority stockholder, Fountainhead Development, LLC, have agreed that the shares of Ridgewood's common stock held by them will not participate in the offer. As a result, it is estimated that currently the holders of approximately 790,457 shares of Ridgewood's common stock may be eligible to participate in such an offer, which would result in an offer of approximately $2.08 per share for such shares. The actual price at the time of any offer will vary if the actual number of shares eligible to participate in such an offer is greater or less than 790,457 shares.

           (ii) All of the shares of Ridgewood's Series A Convertible Preferred Stock will be cancelled in exchange for 1,350,000 shares of Ridgewood's common stock (which will not be eligible to participate in the offer described above) and Ridgewood's obligation to pay accrued but unpaid dividends with respect to such preferred stock will be eliminated.

          (iii) Defendant Walden will transfer his 32,000 shares of Ridgewood's common stock to Ridgewood.

          (iv) The Action will be dismissed and the defendants will be released from any claims relating thereto.

      In addition, certain of the defendants have agreed to pay the attorney's fees and expenses of plaintiff's counsel up to $1,825,000, if such fees and expenses are approved by the Court. Under the terms of the Stipulation of Settlement, Ridgewood is not obligated to pay any of plaintiff's attorney's fees or expenses.

      The foregoing summary of certain of the terms of the Stipulation of Settlement is qualified in its entirety by reference to the Stipulation of Settlement which is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

      There can be no assurance that the Stipulation of Settlement will be approved by the Court or, if approved by the Court, when such approval will become Final and if or when any offer will be made to the Minority Stockholders pursuant to the Stipulation of Settlement. If the Stipulation of Settlement is not approved by the Court, then it will be of no further effect, an offer will not be made to the Minority Stockholders and the Action will continue.

      The execution of the Stipulation of Settlement and the filing of this Report are not and should not be construed as an offer to purchase or the solicitation of an offer to sell any shares of Ridgewood's common stock.

Item  7.   Financial Statements, Pro Forma Financial Information and Exhibits

      (a)-(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information.

           None.

      (c)  Exhibits.

           99.1 Stipulation of Settlement dated March 19, 2003, by and among William N. Strassburger, Michael M. Earley, Luther A. Henderson, John C. Stiska, N. Russell Walden, Triton Group, Ltd., Ridgewood Hotels, Inc., and Fountainhead Development Corp.



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                                   SIGNATURES
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      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               RIDGEWOOD HOTELS, INC.




                               /s/  Henk H. Evers
                               --------------------------
                                By: Henk H. Evers
                                 Its: President


Date:  March 24, 2003




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                                  EXHIBIT INDEX


99.1 Stipulation of Settlement dated March 19, 2003, by and among William N. Strassburger, Michael M. Earley, Luther A. Henderson, John C. Stiska,
      N. Russell Walden, Triton Group, Ltd., Ridgewood Hotels, Inc., and Fountainhead Development Corp.